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EXHIBIT B - MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS
TOTAL DOLLAR VOTES OUTSTANDING:  1,940,878,000

TOTAL DOLLAR VOTES PRESENT:  1,090,073,000 (56.16% of Outstanding)

		For			Withheld	% of vote for
R. Borda	1,076,099,000		13,976,000	98.7%
K. Cohen	1,076,096,000		13,967,000	98.7%
R. Farman	1,073,147,000		16,930,000	98.4%
J. Feerick	1,076,197.000		13,850,000	98.7%
R. Johannesen	1,076,371,000		13,690,000	98.7%
R. Mathias	1,075,923,000		14,121,000	98.7%
D. Miller	1,073,482,000		16,579,000	98.5%
S. Reber	1,073,986,000		16,073,000	98.5%
S. Sterne	1,075,184,000		14,893,000	98.6%
K. Merrill	1,076,466,000		13,596,000	98.8%

		For			Against		Abstain
Accountants	1,068,821,000		5,964,000	15,268,000

% of vote:	98.1%			0.5%		1.4%

All dollar votes are rounded to the nearest thousand.

Charter Amendments (no. of shares)

Fund			For		% of outstanding
World Fund		 1,749,466	50.83%
Common Stock		16,219,967	52.79%
U.S. Treasury		44,112,177	54.39%
Tax-Free Income	 	 4,283,185	53.24%
Bond			 9,059,130	53.59%


Fund			Against		% of outstanding
World			    32,047	  .9%
Common Stock		   465,459	 1.5%
U.S. Treasury		 1,060,961	 1.3%
Tax-Free Income	    	   160,382	 2.0%
Bond			   202,905	 1.2%

Fund			Abstain		% of outstanding
World			    46,687	 1.4%
Common Stock		   750,007	 2.4%
U.S. Treasury 		 1,079,426	 1.3%
Tax-Free Income	     	   127,467	 1.6%
Bond			   175,185	 1.0%

Meeting adjourned to November 28, 1995 for charter amendment item for Balanced, Short-Intermediate Government, Government Securities, New York, Emerging Growth, and Growth Funds.

Charter Amendments (no. of shares)

Fund			For		% of outstanding
New York		  289,564	63.81%
Short-Int. Govt.	1,231,136	55.15%
Balanced		8,477,697	53.12%
Growth			1,814,050	50.83%
Govt. Securities	6,039,739	57.28%
Emerging Growth		9,423,255	52.21%

Fund			Against		% of outstanding
New York		    4,347	 1.0%
Short-Int. Govt.	   30,336	 1.4%
Balanced		  155,398	 1.0%
Growth			   48,515	 1.4%
Govt. Securities	  296,523	 2.8%
Emerging Growth		  399,821	 2.2%

Fund			Abstain		% of outstanding
New York		    7,795	 1.7%
Short-Int. Govt.	   64,719	 2.9%
Balanced		  496,088	 3.1%
Growth			   63,511	 1.8%
Govt. Securities	  298,276	 2.8%
Emerging Growth		  638,257	 3.5%